Exhibit 99.2

SUPPLEMENTAL OPERATING AND FINANCIAL DATA

MARCH 31, 2013

BioMed Realty Trust, Inc.	Corporate Communications Contact	www.biomedrealty.com
17190 Bernardo Center Drive	Rick Howe	(858) 485-9840 phone
San Diego, CA 92128	Senior Director, Corporate Communications	(858) 485-9843 fax
richard.howe@biomedrealty.com

TABLE OF CONTENTS

MARCH 31, 2013

	Page		Page
First Quarter Highlights	3	Common and Preferred Stock Data	20
Investor Information	4	Market Summary	21
Equity Research Coverage	5	Property Listing - Consolidated Portfolio	22-23
Financial and Operating Highlights	6	Redevelopment, Pre-development and
Capitalization Summary	7	Other Capital Improvements	24
Portfolio Summary	8	Capital Expenditures	25
Consolidated Balance Sheets	9	Property Listing - Unconsolidated Partnerships	26
Consolidated Statements of Operations	10	Lease Expirations	27
Balance Sheet / Operations Statement Detail	11	Expirations by Market	28
FFO, CFFO and AFFO	12	10 Largest Tenants	29
FFO, CFFO and AFFO per Share	13	Same Property Analysis	30
Reconciliation of EBITDA and Adjusted EBITDA	14	Acquisitions	31
Reconciliation of Net Operating Income	15	Leasing Activity	32
Interest Expense	16	Tenant Improvements, Leasing Commissions
Coverage Ratios	17	and Tenant Concessions	33
Debt Summary	18	Non-GAAP Financial Measure Definitions	34
Debt Maturities	19	Definitions	35

This Supplemental Operating and Financial Data package contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); adverse economic or real estate developments in the life science industry or the company’s target markets; risks associated with the availability and terms of financing, the use of debt to fund acquisitions, developments and other investments, and the ability to refinance indebtedness as it comes due; failure to maintain the company’s investment grade credit ratings with the ratings agencies; failure to manage effectively the company’s growth and expansion into new markets, or to complete or integrate acquisitions and developments successfully; reductions in asset valuations and related impairment charges; risks and uncertainties affecting property development and construction; risks associated with downturns in foreign, domestic and local economies, changes in interest rates and foreign currency exchange rates, and volatility in the securities markets; ownership of properties outside of the United States that subject the company to different and potentially greater risks than those associated with the company’s domestic operations; risks associated with the company’s investments in loans, including borrower defaults and potential principal losses; potential liability for uninsured losses and environmental contamination; risks associated with the company’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with the company’s dependence on key personnel whose continued service is not guaranteed. For a further list and description of such risks and uncertainties, see the reports filed by the company with the Securities and Exchange Commission, including the company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

All amounts shown in this report are unaudited.

This Supplemental Operating and Financial Data package is not an offer to sell or solicitation to buy securities of BioMed Realty Trust, Inc. Any offers to sell or solicitations to buy securities of BioMed Realty Trust, Inc. shall be made only by means of a prospectus approved for that purpose.

FIRST QUARTER HIGHLIGHTS

MARCH 31, 2013

•

Executed 29 leasing transactions during the quarter representing approximately 583,700 square feet, contributing to an operating portfolio leased percentage on a weighted-average basis of approximately 91.7% at quarter end, and comprised of:

•	16 new leases totaling approximately 419,700 square feet, highlighted by:

•	a pre-lease with Life Technologies Corporation for approximately 204,900 square feet at the company’s Science Center at Oyster Point property in South San Francisco, California;

•	a pre-lease with Momenta Pharmaceuticals, Inc. for approximately 104,700 square feet at the company’s 320 Bent Street property in Cambridge, Massachusetts;

•	a lease expansion with Risk Management Solutions for approximately 31,500 square feet at the company’s Pacific Research Center (PRC) in Newark, California; and

•	a new lease with a global pharmaceutical company for approximately 30,200 square feet at the company’s Monte Villa property in Bothell, Washington.

•	13 lease renewals totaling approximately 164,000 square feet, highlighted by:

•	a lease extension with Momentive Performance Materials, Inc. for approximately 61,900 square feet at the company’s The Landmark at Eastview campus in Tarrytown, New York; and

•	a lease extension with Fujifilm Diosynth Biotechnologies for approximately 30,600 square feet at the company’s 3000 Weston Parkway property in Cary, North Carolina.

•

In connection with the new Life Technologies lease at the company’s Science Center at Oyster Point, the company entered into a lease termination agreement with Elan Corporation related to their departure from this property in South San Francisco. The company received a termination fee of $46.5 million which is expected to increase funds from operations (FFO) by approximately $35.2 million, of which approximately $21.6 million ($0.12 per diluted share) was recognized during the first quarter. The remaining $13.6 million is expected to be recognized in the second quarter.

•

Core funds from operations (CFFO) was $0.42 per diluted share, as compared to $0.30 per diluted share in the first quarter of 2012. FFO, calculated in accordance with standards established by NAREIT, was $0.41 per diluted share, as compared to $0.30 per diluted share in the first quarter of 2012.

•	Adjusted funds from operations (AFFO) for the quarter was $0.47 per diluted share, as compared to $0.30 per diluted share in the first quarter of 2012.

•	Same property net operating income on a cash basis increased 3.5% as compared to the same period in 2012.

•

Generated total revenues for the quarter of approximately $160.5 million, up from approximately $120.0 million in the same period in 2012 and the highest in the company’s history. Rental revenues for the quarter increased to approximately $103.0 million from approximately $91.5 million in the same period in 2012.

•	Reported net income available to common stockholders for the quarter of approximately $8.4 million, or $0.05 per diluted share.

•

Acquired the Woodside Technology Park property in Redwood City, California for $87.0 million, excluding transaction costs, comprised of three buildings with an aggregate of approximately 256,000 square feet of laboratory and office space, which was 100% leased to five tenants at acquisition.

•

Acquired The Campus at Lincoln Centre in Foster City, California from Life Technologies Corporation for $37.0 million, excluding transaction costs. The company intends to redevelop the 19-acre site, which currently includes seven buildings encompassing approximately 280,000 square feet.

•	Completed a follow-on public offering of common stock, raising approximately $287.0 million in net proceeds.

•

Completed the redemption of all 7,920,000 shares of its Series A preferred stock at $25.30217 per share, equal to the original issuance price of $25.00 per share, plus accrued and unpaid dividends up to the redemption date.

•	Continued to enhance the breadth and depth of the company’s organization:

•	Appointed Daniel M. Bradbury, former Chief Executive Officer of Amylin Pharmaceuticals, to its Board of Directors; and

•	Promoted Denis J. Sullivan, Jr. to Vice President, Acquisitions.

•

Entered into a definitive agreement to merge with Wexford Science & Technology, LLC, a private real estate investment and development company that owns and develops institutional quality life science real estate for academic and medical research organizations. Wexford Science & Technology owns approximately 1.6 million square feet of laboratory and office space in U.S. educational and research centers, in addition to three properties under construction expected to comprise approximately 935,000 square feet of rentable space upon completion, as well as other pipeline projects.

•	Subsequent to the end of the quarter:

•	Completed a follow-on public offering of common stock, raising approximately $354.1 million in net proceeds.

•

Entered into a build-to-suit transaction to construct two new buildings pre-leased to Regeneron Pharmaceuticals for a 15 year term totaling approximately 297,000 square feet at The Landmark at Eastview in Tarrytown, New York, and extended Regeneron’s lease for approximately 360,500 square feet at The Landmark into 2029.

About BioMed Realty Trust

BioMed Realty delivers optimal real estate solutions for biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry. BioMed Realty owns or has interests in properties comprising approximately 13.5 million rentable square feet. The company’s properties are located predominantly in the major U.S. life science markets of Boston, Maryland, San Francisco, San Diego, New York/New Jersey, Pennsylvania and Seattle, which have well-established reputations as centers for scientific research. Additional information is available at www.biomedrealty.com.

INVESTOR INFORMATION

MARCH 31, 2013

Company Information
Corporate Headquarters	Trading Symbols	Transfer Agent	Stock Exchange Listing
17190 Bernardo Center Drive	BMR	Computershare Shareowner Services LLC	New York Stock Exchange
San Diego, CA 92128		250 Royall Street
(858) 485-9840		Canton, MA 02021
(858) 485-9843 (fax)		(877) 296-3711

Please visit our corporate website at:	www.biomedrealty.com

Board of Directors	Senior Management
Alan D. Gold	Alan D. Gold	Karen A. Sztraicher	Stephen A. Willey
Chairman	Chairman and	Executive Vice President,	Vice President,
Daniel M. Bradbury	Chief Executive Officer	Asset Management	Chief Accounting Officer
Barbara R. Cambon	R. Kent Griffin, Jr.	Jonathan P. Klassen	Janice L. Kameir
Edward A. Dennis, Ph.D.	President and	Senior Vice President,	Vice President,
Richard I. Gilchrist	Chief Operating Officer	General Counsel and Secretary	Human Resources
Gary A. Kreitzer	Gary A. Kreitzer	John P. Bonanno	Robert M. Sistek
Theodore D. Roth	Executive Vice President	Senior Vice President,	Vice President, Finance
M. Faye Wilson	and Director	Leasing & Development	William F. X. Kane
	Matthew G. McDevitt	Kevin M. Simonsen	Vice President,
	Executive Vice President,	Vice President,	Leasing & Development
	Real Estate	Real Estate Legal	Denis J. Sullivan, Jr.
	Greg N. Lubushkin	Bruce D. Steel	Vice President,
	Chief Financial Officer	Managing Director,	Acquisitions
BioMed Ventures

Tentative Schedule for Quarterly Results
Second Quarter 2013	July 31, 2013
Third Quarter 2013	October 30, 2013
Fourth Quarter 2013	February 5, 2014
First Quarter 2014	April 30, 2014

EQUITY RESEARCH COVERAGE

MARCH 31, 2013

BMO Capital Markets	Richard C. Anderson Joshua Patinkin	(212) 885-4180 (212) 883-5102	richard.anderson@bmo.com joshua.patinkin@bmo.com

Cantor Fitzgerald	David Toti Evan Smith	(212) 915-1219 (212) 915-1220	dtoti@cantor.com evan.smith@cantor.com

Cowen and Company	James Sullivan Michael Gorman	(646) 562-1380 (646) 562-1381	james.sullivan@cowen.com michael.gorman@cowen.com

Goldman Sachs	Matthew Rand Andrew Rosivach	(212) 902-4227 (212) 902-2796	matthew.rand@gs.com andrew.rosivach@gs.com

Green Street Advisors	Jeff Theiler John Hornbeak	(949) 640-8780	jtheiler@greenst.com jhornbeak@greenst.com

Jefferies & Co.	Omotayo Okusanya David Shamis	(212) 336-7076 (212) 284-1796	tokusanya@jefferies.com dshamis@jefferies.com

KeyBanc Capital Markets	Jordan Sadler Craig Mailman	(917) 368-2280 (917) 368-2316	jsadler@keybanccm.com cmailman@keybanccm.com

Macquarie Capital (USA)	Robert Stevenson Nicholas Yulico	(212) 231-8068 (212) 231-8028	rob.stevenson@macquarie.com nicholas.yulico@macquarie.com

Morgan Stanley	Paul Morgan Vance Edelson	(415) 576-2627 (212) 761-0078	paul.b.morgan@morganstanley.com vance.edelson@morganstanley.com

Raymond James	Paul D. Puryear William A. Crow	(727) 567-2253 (727) 567-5294	paul.puryear@raymondjames.com bill.crow@raymondjames.com

Robert W. Baird & Co.	Mathew R. Spencer	(414) 298-5053	mspencer@rwbaird.com

Stifel, Nicolaus & Company, Inc.	Daniel Bernstein Seth P. Cohn	(443) 224-1351 (443) 224-1354	bernsted@stifel.com cohns@stifel.com

UBS Securities	Ross T. Nussbaum	(212) 713-4760	ross.nussbaum@ubs.com

Wells Fargo Securities	Brendan Maiorana Young Ku	(443) 263-6516 (443) 263-6564	brendan.maiorana@wachovia.com young.ku@wachovia.com

FINANCIAL AND OPERATING HIGHLIGHTS

MARCH 31, 2013

(In thousands, except per share and ratio amounts)

	Three Months Ended
	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12
Selected Operating Data
Total revenues	$160,450	$138,771	$134,537	$124,848	$120,012
EBITDA (1)	95,878	85,018	81,774	63,302	66,485
Pro Forma Adjusted EBITDA (1)	88,396	88,784	85,647	79,571	75,291
Net operating income - cash basis (2)	98,784	92,728	92,032	86,800	83,432
General and administrative expense	10,028	10,608	10,226	8,576	8,614
Acquisition-related expenses	2,236	22	176	12,245	633
Capitalized interest	2,840	2,268	1,926	2,090	2,360
Interest expense, net	25,902	26,745	26,817	23,825	22,219
Operating margin (3)	70.1%	70.9%	70.8%	70.3%	69.4%
General and administrative expense / Total revenues	6.2%	7.6%	7.6%	6.9%	7.2%
Change in same property net operating income - cash basis (4)	3.5%	6.1%	7.7%	6.4%	4.3%
Net income/(loss) available to common stockholders	8,388	4,516	2,758	(8,713)	(1,339)
Net income/(loss) per share - diluted	$0.05	$0.03	$0.02	$(0.06)	$(0.01)
FFO - diluted (5)	71,333	59,546	56,166	40,680	50,197
FFO per share - diluted (5)	$0.41	$0.36	$0.34	$0.24	$0.30
CFFO - diluted (5)	73,569	59,568	56,342	52,925	50,830
CFFO per share - diluted (5)	$0.42	$0.36	$0.34	$0.32	$0.30
AFFO - diluted (5)	81,424	55,004	55,641	55,334	50,472
AFFO per share - diluted (5)	$0.47	$0.33	$0.33	$0.33	$0.30
Dividend per share - common stock	$0.235	$0.235	$0.215	$0.215	$0.215
CFFO payout ratio (6)	56.0%	65.3%	63.2%	67.2%	71.7%
AFFO payout ratio (6)	50.0%	71.2%	65.2%	65.2%	71.7%

(1)	For definitions and discussion of EBITDA and Pro Forma Adjusted EBITDA, see page 34. For a quantitative reconciliation of the differences between EBITDA, Adjusted EBITDA, Pro Forma Adjusted EBITDA and net income available to common stockholders, see page 14.
(2)	For definitions and discussion of net operating income - cash basis, see page 15.
(3)	See page 15 for detail.
(4)	Compared to the same period in the prior year. See page 30 for detail.
(5)	For definitions and discussion of FFO, CFFO and AFFO, see page 34. For a quantitative reconciliation of the differences between FFO, CFFO, AFFO and net income available to common stockholders, see pages 12 and 13.
(6)	See page 13 for detail of the CFFO and AFFO payout ratios.

CAPITALIZATION SUMMARY

MARCH 31, 2013

(In thousands, except per share and ratio amounts)

		3/31/13	12/31/12	9/30/12	6/30/12	3/31/12
Capitalization
Total common shares outstanding		169,055	154,328	154,335	154,184	154,163
Total units outstanding (1)		2,919	2,933	2,943	2,943	2,957

Total common shares and units outstanding		171,974	157,261	157,278	157,127	157,120
Common share price at quarter end		$21.60	$19.33	$18.72	$18.68	$18.98

Equity value at quarter end		$3,714,640	$3,039,847	$2,944,240	$2,935,122	$2,982,134
Preferred stock at liquidation value		—	198,000	198,000	198,000	198,000
Consolidated debt		2,255,941	2,170,983	2,142,405	2,106,021	1,812,258

Total capitalization		$5,970,581	$5,408,830	$5,284,645	$5,239,143	$4,992,392

Debt / Total assets		45.1%	44.9%	44.3%	43.9%	39.9%
Debt / Total gross assets		40.0%	39.9%	39.7%	39.6%	36.0%
Debt / Total capitalization		37.8%	40.1%	40.5%	40.2%	36.3%
Coverage Ratios (2)
Debt / Pro Forma Adjusted EBITDA		6.4	6.1	6.2	6.6	6.0
Interest coverage		3.8	3.7	3.6	3.8	3.8
Fixed charge coverage		3.2	3.0	2.9	3.0	3.0
Total Consolidated Debt
Secured debt / Total gross assets		10.1%	10.5%	10.7%	10.3%	11.1%
Floating rate debt / Total debt		27.1%	24.1%	23.0%	22.7%	23.5%
Adjusted floating rate debt / Total debt (3)		11.5%	7.4%	6.1%	13.2%	12.5%
Unencumbered real estate / Total real estate		77.7%	77.0%	76.8%	77.0%	75.2%
Unencumbered CABR / Total CABR (4)		79.1%	79.3%	79.1%	79.3%	77.9%
Unsecured line of credit capacity		$535,000	$632,000	$650,500	$658,590	$723,090

Bond Covenants (5)	Requirements
Total outstanding debt / Total assets	Must be ≤ 60%	41.2%	41.1%	41.3%	41.2%	37.2%
Secured debt / Total assets	Must be ≤ 40%	10.4%	10.8%	11.0%	10.7%	11.5%
Consolidated income available for debt service / Annual debt service charge	Must be ≥ 1.5X	3.2	3.0	2.9	2.9	3.2
Unencumbered assets / Unsecured debt - Notes due 2020	Must be ≥ 150%	257%	260%	259%	258%	299%
Unencumbered assets / Unsecured debt - Notes due 2016, Notes due 2022	Must be ≥ 150%	255%	257%	257%	255%	296%

(1)	Includes both operating partnership (OP) and long term incentive plan (LTIP) units outstanding.
(2)	For discussion of coverage ratios, see page 34. See page 17 for the calculation of interest and fixed charge coverage ratios. See page 14 for calculation of Pro Forma Adjusted EBITDA.
(3)	Includes effect of interest rate swaps on the Company’s unsecured senior term loan facility. See page 18 for more information.
(4)	For current annualized base rent (CABR) by market, see page 21.
(5)	Calculated in accordance with the covenants contained in the indenture that governs the terms of the Company’s unsecured senior notes due 2020 and supplemental and base indentures that govern the terms of the Company’s unsecured senior notes due 2016 and unsecured senior notes due 2022, which are included as exhibits to the Company’s Forms 8-K filed with the SEC on April 30, 2010, March 30, 2011, and June 28, 2012, respectively. The covenants for the unsecured senior notes due 2020, unsecured senior notes due 2016, and unsecured senior notes due 2022 are identical, except that the unencumbered total asset value definition for the unsecured senior notes due 2020 includes investments in unconsolidated partnerships accounted for under the equity method of accounting, whereas the unencumbered total asset value definition for the unsecured senior notes due 2016 and unsecured senior notes due 2022 excludes such investments in unconsolidated partnerships.

PORTFOLIO SUMMARY

MARCH 31, 2013

	Gross Book Value	Buildings	Rentable Square Feet	Weighted- Average Leased % (1)
	(In thousands)
Stabilized (2)	$3,575,932	105	8,278,755	99.4%
Lease up (2)	1,166,124	54	4,413,310	68.0%

Total operating portfolio	$4,742,056	159	12,692,065	91.7%

Redevelopment (3)	$48,799	4	196,867	42.9%
Pre-Development (3)	94,084	—	1,096,000	—
Unconsolidated partnership portfolio (4)	32,118	3	352,863	56.4%
Development potential (3)	184,502	—	3,303,000	—

Total portfolio	$5,101,559	166	17,640,795

(1)	Calculated based on gross book value for each asset multiplied by the percentage leased.
(2)	See pages 22-23 for detail of consolidated portfolio and page 35 for definitions of terms.
(3)	See page 24 for detail of the consolidated portfolio and page 35 for definitions of terms.
(4)	See page 26 for detail of the unconsolidated partnership portfolio.

CONSOLIDATED BALANCE SHEETS

MARCH 31, 2013

(In thousands)

	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12
Assets
Investments in real estate, net	$4,424,867	$4,319,716	$4,327,426	$4,309,421	$4,037,928
Investments in unconsolidated partnerships	32,118	32,367	31,955	32,562	32,901
Cash and cash equivalents	18,552	19,976	20,646	17,385	13,336
Accounts receivable, net	35,888	4,507	7,128	4,241	4,426
Accrued straight-line rents, net	155,591	152,096	144,975	139,346	134,371
Deferred leasing costs, net	167,648	172,363	180,925	185,354	164,002
Other assets	164,968	133,454	118,052	111,383	158,285

Total assets	$4,999,632	$4,834,479	$4,831,107	$4,799,692	$4,545,249

Liabilities and Equity
Liabilities:
Mortgage notes payable, net	$569,390	$571,652	$574,497	$550,704	$559,111
Exchangeable senior notes	180,000	180,000	180,000	180,000	180,000
Unsecured senior notes, net	894,397	894,177	893,955	893,737	645,749
Unsecured senior term loan	395,486	405,456	405,216	400,000	400,000
Unsecured line of credit	215,000	118,000	87,000	78,000	26,000
Accounts payable, accrued expenses and other liabilities	199,731	180,653	178,706	157,829	156,669

Total liabilities	2,454,004	2,349,938	2,319,374	2,260,270	1,967,529
Equity:
Stockholders’ equity:
Preferred stock	—	191,469	191,469	191,469	191,469
Common stock	1,691	1,543	1,543	1,542	1,541
Additional paid-in capital	3,065,589	2,781,849	2,779,035	2,776,046	2,773,248
Accumulated other comprehensive loss, net	(55,480)	(54,725)	(56,988)	(57,326)	(58,882)
Dividends in excess of earnings	(474,619)	(443,280)	(411,529)	(381,105)	(339,243)

Total stockholders’ equity	2,537,181	2,476,856	2,503,530	2,530,626	2,568,133
Noncontrolling interests	8,447	7,685	8,203	8,796	9,587

Total equity	2,545,628	2,484,541	2,511,733	2,539,422	2,577,720

Total liabilities and equity	$4,999,632	$4,834,479	$4,831,107	$4,799,692	$4,545,249

CONSOLIDATED STATEMENTS OF OPERATIONS

MARCH 31, 2013

(In thousands, except share and per share data)

	Three Months Ended
	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12
Revenues:
Rental	$102,956	$103,978	$101,467	$95,708	$91,475
Tenant recoveries	32,637	31,638	31,765	28,939	28,453
Other revenue	24,857	3,155	1,305	201	84

Total revenues	160,450	138,771	134,537	124,848	120,012

Expenses:
Rental operations	40,553	39,502	38,944	37,044	36,729
Depreciation and amortization	60,764	52,963	51,372	47,575	44,934
General and administrative	10,028	10,608	10,226	8,576	8,614
Acquisition-related expenses	2,236	22	176	12,245	633

Total expenses	113,581	103,095	100,718	105,440	90,910

Income from operations	46,869	35,676	33,819	19,408	29,102
Equity in net loss of unconsolidated partnerships	(319)	(379)	(339)	(317)	(355)
Interest expense, net	(25,902)	(26,745)	(26,817)	(23,825)	(22,219)
Other (expense)/income	(3,190)	(292)	(208)	(549)	174

Income/(loss) from continuing operations	17,458	8,260	6,455	(5,283)	6,702
Income/(loss) from discontinued operations	—	—	—	49	(4,420)

Net income/(loss)	17,458	8,260	6,455	(5,234)	2,282
Net (income)/loss attributable to noncontrolling interests	(146)	(93)	(46)	172	30

Net income/(loss) attributable to the Company	17,312	8,167	6,409	(5,062)	2,312
Preferred stock dividends	(2,393)	(3,651)	(3,651)	(3,651)	(3,651)
Cost on redemption of preferred stock	(6,531)	—	—	—	—

Net income/(loss) available to common stockholders	$8,388	$4,516	$2,758	$(8,713)	$(1,339)

Income/(loss) from continuing operations per share available to common stockholders:
Basic and diluted earnings per share	$0.05	$0.03	$0.02	$(0.06)	$0.02

Income/(loss) from discontinued operations per share available to common stockholders:
Basic and diluted earnings per share	$—	$—	$—	$—	$(0.03)

Net income/(loss) per share available to common stockholders:
Basic and diluted earnings per share	$0.05	$0.03	$0.02	$(0.06)	$(0.01)

Weighted-average common shares outstanding:
Basic	159,692,470	152,790,669	152,785,451	152,775,422	152,659,258

Diluted	162,713,677	155,728,210	155,728,209	152,775,422	155,625,204

BALANCE SHEET / OPERATIONS STATEMENT DETAIL

MARCH 31, 2013

(In thousands)

	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12
Restricted cash	$4,068	$3,554	$3,443	$2,485	$4,830
Real estate held for sale	—	—	—	—	28,000
Acquired above-market leases, net	12,432	18,099	20,234	22,292	23,670
Acquired below-market ground lease, net	11,310	11,368	11,426	11,484	11,542
Deferred loan costs, net	16,240	17,512	18,878	19,476	18,445
Lease incentives, net	21,140	21,741	21,990	21,925	24,778
Construction loan receivable, net (1)	55,981	21,695	1,275	1,275	—
Other	43,797	39,485	40,806	32,446	47,020

Other assets	$164,968	$133,454	$118,052	$111,383	$158,285

Security deposits	$12,186	$12,417	$12,296	$12,501	$11,941
Dividends and distributions payable	40,413	40,607	37,465	37,433	37,431
Accounts payable, accrued expenses and other liabilities	133,420	114,123	114,533	95,123	100,689
Derivative instruments	5,435	5,285	5,702	3,701	289
Acquired below-market leases, net	8,277	8,221	8,710	9,071	6,319

Accounts payable, accrued expenses and other liabilities	$199,731	$180,653	$178,706	$157,829	$156,669

	Three Months Ended
	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12
Lease termination revenue	$24,001	$2,483	$935	$81	$32
Construction loan revenue	807	387	326	149	—
Other revenue	49	285	44	(29)	52

Other revenue	$24,857	$3,155	$1,305	$201	$84

Rental operations expenses	$27,165	$26,753	$26,480	$24,583	$24,673
Real estate taxes	13,388	12,749	12,464	12,461	12,056

Rental operations	$40,553	$39,502	$38,944	$37,044	$36,729

(Loss)/gain on extinguishment of debt	$—	$(100)	$—	$34	$174
Non-cash adjustment for securities	(2,825)	—	—	(545)	—
Realized (loss)/gain on foreign currency transactions	(160)	16	40	—	—
Income tax expense	(205)	(208)	(248)	(38)	—

Other (expense)/income	$(3,190)	$(292)	$(208)	$(549)	$174

(1)	Represents funding of draws on a $355 million construction loan secured by first priority mortgages on a 1.1 million square foot laboratory, office and retail development project located in Boston, Massachusetts, of which the Company’s funding obligation is $255 million.

FFO, CFFO AND AFFO (1)

MARCH 31, 2013

(In thousands)

	Three Months Ended
	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12
Reconciliation of net income/(loss) available to common stockholders to funds from operations excluding acquisition-related expenses (CFFO):
Net income/(loss) available to common stockholders	$8,388	$4,516	$2,758	$(8,713)	$(1,339)
Adjustments:
Impairment loss	—	—	—	—	4,552
Noncontrolling interests in operating partnership	154	86	53	(166)	(26)
Depreciation & amortization - unconsolidated partnerships	369	323	323	323	323
Depreciation & amortization - consolidated entities	60,764	52,963	51,372	47,575	44,934
Depreciation & amortization - consolidated entities - discontinued operations	—	—	—	—	92
Depreciation & amortization - allocable to noncontrolling interests of consolidated joint ventures	(30)	(30)	(28)	(27)	(27)

Funds from operations (FFO) - basic	$69,645	$57,858	$54,478	$38,992	$48,509
Interest expense - exchangeable senior notes due 2030 (2)	1,688	1,688	1,688	1,688	1,688

FFO - diluted	$71,333	$59,546	$56,166	$40,680	$50,197
Acquisition-related expenses	2,236	22	176	12,245	633

CFFO - diluted	$73,569	$59,568	$56,342	$52,925	$50,830

Reconciliation of CFFO to adjusted funds from operations (AFFO):
Adjustments:
Recurring capital expenditures and second generation tenant improvements (3)	(9,795)	(5,738)	(2,739)	(1,716)	(4,629)
Leasing commissions	(1,580)	(1,476)	(2,001)	(1,335)	(1,419)
Gain on extinguishment of debt	—	(19)	—	(34)	(174)
Non-cash adjustment for securities	2,825	—	—	545	—
Amortization of deferred interest costs	1,718	1,724	1,730	1,736	1,742
Amortization of deferred loan costs	1,351	1,354	1,255	1,225	1,035
Amortization of fair-value of debt acquired	(189)	(159)	(178)	(130)	(231)
Amortization of debt discounts	219	222	218	172	168
Amortization of lease incentives	627	576	561	659	1,173
Depreciation included in general and administrative expense	481	510	484	455	442
Non-cash equity compensation	3,011	2,860	3,094	2,887	2,689
Cost on redemption of preferred stock	6,531	—	—	—	—
Straight line rents	(2,605)	(6,330)	(5,288)	(4,300)	(3,454)
Share of unconsolidated partnership adjustments (4)	40	34	26	26	1
Fair-value lease revenue	5,221	1,878	2,137	2,219	2,299

AFFO - diluted	$81,424	$55,004	$55,641	$55,334	$50,472

(1)	For definitions and discussion of FFO, CFFO and AFFO, see page 34.
(2)	The calculations of FFO, CFFO and AFFO per share diluted include the assumed issuance of common stock pursuant to the exchange provision of the exchangeable senior notes due 2030, which is dilutive based on the “if converted” method for all periods presented since the original issuance in January 2010. Under the if converted method, if the add back of interest charges relating to the exchangeable senior notes due 2030 divided by the corresponding number of common shares issuable upon exchange is dilutive, the potentially issuable shares are included in the calculations of FFO, CFFO and AFFO per diluted share.
(3)	Includes revenue enhancing and non-revenue enhancing recurring capital expenditures. Excludes first generation tenant improvements. For definitions of recurring capital expenditures and first and second generation leases, see page 35.
(4)	Share of unconsolidated partnership adjustments includes the Company’s share of amortization of deferred loan costs, lease incentives, straight line rents and fair-value lease revenue.

FFO, CFFO AND AFFO PER SHARE (1)

MARCH 31, 2013

(In thousands, except share, per share and ratio amounts)

	Three Months Ended
	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12
FFO - basic	$69,645	$57,858	$54,478	$38,992	$48,509
FFO - diluted	71,333	59,546	56,166	40,680	50,197
CFFO - diluted	73,569	59,568	56,342	52,925	50,830
AFFO - diluted	81,424	55,004	55,641	55,334	50,472
FFO per share - basic	$0.42	$0.37	$0.35	$0.25	$0.31
FFO per share - diluted (2)	0.41	0.36	0.34	0.24	0.30
CFFO per share - diluted (2)	0.42	0.36	0.34	0.32	0.30
AFFO per share - diluted (2)	0.47	0.33	0.33	0.33	0.30
Dividends and distributions declared per common share	$0.235	$0.235	$0.215	$0.215	$0.215

CFFO payout ratio	56.0%	65.3%	63.2%	67.2%	71.7%
AFFO payout ratio	50.0%	71.2%	65.2%	65.2%	71.7%
Weighted-average common shares and units outstanding diluted (3)	164,111,880	157,265,242	157,223,682	157,111,463	157,108,910
Dilutive effect of exchangeable senior notes due 2030 (2)	10,259,496	10,259,496	10,127,232	10,127,232	10,127,232

Weighted-average common shares and units outstanding diluted - FFO, CFFO and AFFO	174,371,376	167,524,738	167,350,914	167,238,695	167,236,142

(1)	For definitions and discussion of FFO, CFFO and AFFO, see page 34.
(2)	The calculations of FFO, CFFO and AFFO per share diluted include the assumed issuance of common stock pursuant to the exchange provision of the exchangeable senior notes due 2030, which is dilutive based on the “if converted” method for all periods presented since the original issuance in January 2010. Under the if converted method, if the add back of interest charges relating to the exchangeable senior notes due 2030 divided by the corresponding number of common shares issuable upon exchange is dilutive, the potentially issuable shares are included in the calculations of FFO, CFFO and AFFO per diluted share.
(3)	The three months ended June 30, 2012 includes 2,947,140 shares of OP and LTIP units, which are considered anti-dilutive for purposes of calculating diluted earnings per share. The three months ended March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012 include 1,398,203, 1,537,032, 1,495,473, 1,388,901 and 1,483,706 shares of unvested restricted stock, respectively, which are considered anti-dilutive for purposes of calculating diluted earnings per share.

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA (1)

MARCH 31, 2013

(In thousands)

	Three Months Ended
	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12
Reconciliation of net income/(loss) available to common stockholders to earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA and Pro Forma Adjusted EBITDA:
Net income/(loss) available to common stockholders	$8,388	$4,516	$2,758	$(8,713)	$(1,339)
Interest expense, net	25,902	26,745	26,817	23,825	22,219
Interest expense - unconsolidated partnerships	250	263	256	254	256
Income tax expense	205	208	248	38	—
Depreciation & amortization - consolidated entities	60,764	52,963	51,372	47,575	44,934
Depreciation & amortization - discontinued operations	—	—	—	—	92
Depreciation & amortization - unconsolidated partnerships	369	323	323	323	323

EBITDA	95,878	85,018	81,774	63,302	66,485
Noncontrolling interests	146	93	46	(172)	(30)
Impairment loss	—	—	—	—	4,552
Preferred dividends	2,393	3,651	3,651	3,651	3,651
Cost on redemption of preferred stock	6,531	—	—	—	—
Non-cash adjustment for securities	2,825	—	—	545	—
Acquisition-related expenses	2,236	22	176	12,245	633

Adjusted EBITDA	110,009	88,784	85,647	79,571	75,291
Elan Corporation lease termination revenue, net	(21,613)	—	—	—	—

Pro Forma Adjusted EBITDA	$88,396	$88,784	$85,647	$79,571	$75,291

(1)	For definitions and discussion of EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA, see page 34.

RECONCILIATION OF NET OPERATING INCOME (1)

MARCH 31, 2013

(In thousands, except ratio amounts)

	Three Months Ended
	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12
Net income/(loss)	$17,458	$8,260	$6,455	$(5,234)	$2,282
(Income)/loss from discontinued operations	—	—	—	(49)	4,420
Equity in net loss of unconsolidated partnerships	319	379	339	317	355
Interest expense, net	25,902	26,745	26,817	23,825	22,219
Other expense/(income)	3,190	292	208	549	(174)

Income from operations	46,869	35,676	33,819	19,408	29,102
Depreciation and amortization	60,764	52,963	51,372	47,575	44,934
General and administrative	10,028	10,608	10,226	8,576	8,614
Acquisition-related expenses	2,236	22	176	12,245	633

Consolidated net operating income	$119,897	$99,269	$95,593	$87,804	$83,283

Revenues:
Rental	$102,956	$103,978	$101,467	$95,708	$91,475
Tenant recoveries	32,637	31,638	31,765	28,939	28,453
Other revenue (2)	24,857	3,155	1,305	201	84

Total revenues	160,450	138,771	134,537	124,848	120,012
Expenses:
Rental operations	40,553	39,502	38,944	37,044	36,729

Consolidated net operating income	$119,897	$99,269	$95,593	$87,804	$83,283

Consolidated net operating income - cash basis (3)	$98,784	$92,728	$92,032	$86,800	$83,432

Operating margin (4)	70.1%	70.9%	70.8%	70.3%	69.4%
Operating expense recovery (5)	80.5%	80.1%	81.6%	78.1%	77.5%

(1)	For a definition and discussion of net operating income, see page 34.
(2)	Includes lease termination income, see page 11 for detail.
(3)	Consolidated net operating income - cash basis is calculated as (consolidated net operating income - straight line rents - fair value lease revenue - lease incentive revenue - bad debt expense - other revenue).
(4)	Operating margin is calculated as ((rental revenues + tenant recovery revenues - rental operations) / (rental revenues + tenant recovery revenues)).
(5)	Operating expense recovery is calculated as (tenant recovery revenues / rental operations).

INTEREST EXPENSE

MARCH 31, 2013

(In thousands)

	Three Months Ended
	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12
Mortgage notes payable	$10,004	$10,103	$10,077	$9,882	$10,275
Exchangeable senior notes	1,688	1,688	1,688	1,688	1,688
Unsecured senior notes	10,334	10,334	10,334	7,767	7,678
Unsecured senior term loan	1,940	2,039	2,022	1,911	42
Unsecured line of credit	461	417	346	533	1,508
Line of credit fees	656	712	729	664	664
Derivative instruments	560	579	522	467	10

Interest expense, net - cash basis	$25,643	$25,872	$25,718	$22,912	$21,865

Non-cash interest expense:
Amortization of fair-value of debt acquired	(189)	(159)	(178)	(130)	(231)
Amortization of debt discounts	219	222	218	172	168
Amortization of deferred loan costs	1,351	1,354	1,255	1,225	1,035
Amortization of deferred interest costs	1,718	1,724	1,730	1,736	1,742
Capitalized interest	(2,840)	(2,268)	(1,926)	(2,090)	(2,360)

Interest expense, net	$25,902	$26,745	$26,817	$23,825	$22,219

COVERAGE RATIOS (1)

MARCH 31, 2013

(In thousands, except ratio amounts)

	Three Months Ended
	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12
Interest coverage ratio
Pro Forma Adjusted EBITDA	$88,396	$88,784	$85,647	$79,571	$75,291
Interest expense:
Interest expense, net	25,902	26,745	26,817	23,825	22,219
Interest expense - unconsolidated partnerships	250	263	256	254	256
Amortization of deferred interest costs	(1,718)	(1,724)	(1,730)	(1,736)	(1,742)
Amortization of deferred loan costs	(1,351)	(1,354)	(1,255)	(1,225)	(1,035)
Amortization of debt discounts	(219)	(222)	(218)	(172)	(168)
Amortization of fair-value of debt acquired	189	159	178	130	231

Total interest expense	$23,053	$23,867	$24,048	$21,076	$19,761

Interest coverage ratio	3.8	3.7	3.6	3.8	3.8

Fixed charge coverage ratio
Pro Forma Adjusted EBITDA	$88,396	$88,784	$85,647	$79,571	$75,291
Fixed charges:
Interest expense, net	25,902	26,745	26,817	23,825	22,219
Interest expense - unconsolidated partnerships	250	263	256	254	256
Amortization of deferred interest costs	(1,718)	(1,724)	(1,730)	(1,736)	(1,742)
Amortization of deferred loan costs	(1,351)	(1,354)	(1,255)	(1,225)	(1,035)
Amortization of debt discounts	(219)	(222)	(218)	(172)	(168)
Amortization of fair-value of debt acquired	189	159	178	130	231
Principal payments	2,072	2,063	1,975	1,918	2,092
Preferred dividends	2,393	3,651	3,651	3,651	3,651

Total fixed charges	$27,518	$29,581	$29,674	$26,645	$25,504

Fixed charge coverage ratio	3.2	3.0	2.9	3.0	3.0

(1)	For a discussion of coverage ratios, see page 34.

DEBT SUMMARY

MARCH 31, 2013

(Dollars in thousands)

	Stated Rate	Effective Rate	Principal Balance	Unamortized Premium / (Discount)	Carrying Value	Maturity Date
Consolidated Debt:
Fixed Rate Mortgages:
9900 Belward Campus Drive	5.64%	3.99%	$10,732	$720	$11,452	07/17
9901 Belward Campus Drive	5.64%	3.99%	13,216	882	14,098	07/17
Center for Life Science | Boston	7.75%	7.75%	337,476	—	337,476	06/14
500 Kendall Street (Kendall D)	6.38%	5.45%	59,617	2,333	61,950	12/18
Shady Grove Road	5.97%	5.97%	144,414	—	144,414	09/16

Total / Weighted-Average on Fixed Rate Mortgages	7.06%	6.89%	565,455	3,935	569,390
Fixed Rate Debt:
Unsecured Exchangeable Senior Notes Due 2030	3.75%	3.75%	180,000	—	180,000	01/30
Unsecured Senior Notes Due 2016	3.85%	3.99%	400,000	(1,590)	398,410	04/16
Unsecured Senior Notes Due 2020	6.13%	6.27%	250,000	(1,962)	248,038	04/20
Unsecured Senior Notes Due 2022	4.25%	4.36%	250,000	(2,051)	247,949	07/22

Subtotal / Weighted-Average on Unsecured Senior Notes	4.59%	4.73%	900,000	(5,603)	894,397

Total / Weighted-Average on Fixed Rate Debt	5.35%	5.36%	1,645,455	(1,668)	1,643,787
Variable Rate Debt:
Unsecured Senior Term Loan - U.S. Dollar (1)	1.85%	2.64%	243,596	—	243,596	03/17
Unsecured Senior Term Loan - GBP (2)	2.14%	2.39%	151,890	—	151,890	03/17
Unsecured Line of Credit (3)	1.75%	1.75%	215,000	—	215,000	07/15

Total / Weighted-Average on Variable Rate Debt	1.89%	2.26%	610,486	—	610,486

Total / Weighted-Average on Unsecured Debt	3.53%	3.73%	1,690,486	(5,603)	1,684,883
Total / Weighted-Average on Consolidated Debt	4.41%	4.53%	$2,255,941	$(1,668)	$2,254,273

Share of Unconsolidated Partnership Debt:
PREI Secured Construction Loan (20%) (variable)	3.21%	3.21%	27,795	—	27,795	08/13

Total / Weighted-Average on Share of Unconsolidated Partnership Debt	3.21%	3.21%	27,795	—	27,795
Total / Weighted-Average on Consolidated and Share of Unconsolidated Partnership Debt	4.40%	4.51%	$2,283,736	$(1,668)	$2,282,068

(1)	The Company entered into interest rate swap agreements that effectively fix the interest rate on $200 million of the unsecured senior term loan facility at 2.81% for the remaining term of the loan, subject to adjustments based on the Company’s credit ratings. Including the effect of these swaps, the weighted-average effective interest rate for the $243.6 million outstanding under the unsecured senior term loan facility was 2.64% at March 31, 2013.
(2)	The Company amended the unsecured senior term loan facility and converted $156.4 million of outstanding borrowings into British pounds sterling equal to £100 million. The principal balance represents the dollar amount based on the exchange rate of $1.52 to £1.00 at the end of the quarter. The Company entered into interest rate swap agreements that effectively fix the interest rate on £100 million at 2.39% for the remaining term of the loan, subject to adjustments based on the Company’s credit ratings.
(3)	Effective rate excludes facility fee of 35 bps on the entire capacity of the unsecured line of credit, or $750.0 million, which equals approximately $664,000 per quarter.

DEBT MATURITIES

MARCH 31, 2013

(In thousands)

Weighted-average debt maturity is 5.2 years for consolidated debt (excluding extension options).

	2013	2014	2015	2016	2017	Thereafter	Total
Consolidated debt:
Fixed rate debt:
Fixed rate mortgages	$6,292	$339,088	$6,482	$143,784	$27,338	$42,471	$565,455
Unsecured exchangeable senior notes due 2030 (1)	—	—	—	—	—	180,000	180,000
Unsecured senior notes due 2016	—	—	—	400,000	—	—	400,000
Unsecured senior notes due 2020	—	—	—	—	—	250,000	250,000
Unsecured senior notes due 2022	—	—	—	—	—	250,000	250,000

Total fixed rate debt	6,292	339,088	6,482	543,784	27,338	722,471	1,645,455
Variable rate debt:
Unsecured senior term loan - U.S. Dollar	—	—	—	—	243,596	—	243,596
Unsecured senior term loan - GBP	—	—	—	—	151,890	—	151,890
Unsecured line of credit	—	—	215,000	—	—	—	215,000

Total variable rate debt	—	—	215,000	—	395,486	—	610,486

Total consolidated debt	$6,292	$339,088	$221,482	$543,784	$422,824	$722,471	$2,255,941

Share of unconsolidated partnership debt:
PREI secured construction loan (20%) (variable)	27,795	—	—	—	—	—	27,795

Share of total unconsolidated partnership debt	$27,795	$—	$—	$—	$—	$—	$27,795

Total consolidated and share of unconsolidated partnership debt	$34,087	$339,088	$221,482	$543,784	$422,824	$722,471	$2,283,736

(1)	The holders of the unsecured exchangeable senior notes due 2030 (the “2030 Notes”) have the right to require the Company to repurchase the 2030 Notes, in whole or in part, for cash on each of January 15, 2015, January 15, 2020 and January 15, 2025, or upon the occurrence of a designated event, in each case for a repurchase price equal to 100% of the principal amount of the 2030 Notes plus accrued and unpaid interest.

COMMON AND PREFERRED STOCK DATA

MARCH 31, 2013

(Shares in thousands)

Summary of Common Shares

	Three Months Ended
	03/31/13	12/31/12	09/30/12	06/30/12	03/31/12
Earnings per share
Weighted-average common shares outstanding	159,692	152,791	152,785	152,775	152,659
Weighted-average OP and LTIP units outstanding	2,924	2,937	2,943	—	2,966
Dilutive effect of performance units	98	—	—	—	—

Diluted common shares - EPS	162,714	155,728	155,728	152,775	155,625

Funds from operations
Weighted-average common shares outstanding	159,692	152,791	152,785	152,775	152,659
Weighted-average OP and LTIP units outstanding	2,924	2,937	2,943	2,948	2,966
Dilutive effect of performance units	98	—	—	—	—
Dilutive effect of restricted stock	1,398	1,537	1,496	1,389	1,484
Dilutive effect of exchangeable senior notes due 2030	10,259	10,260	10,127	10,127	10,127

Diluted common shares - FFO	174,371	167,525	167,351	167,239	167,236

Closing common shares, OP and LTIP units outstanding	171,974	157,261	157,278	157,127	157,120
Preferred shares outstanding	—	7,920	7,920	7,920	7,920
High price	$22.30	$19.68	$19.94	$20.30	$19.65
Low price	$19.47	$18.19	$18.10	$17.52	$17.72
Average closing price	$20.88	$19.07	$18.81	$18.71	$18.65
Closing price	$21.60	$19.33	$18.72	$18.68	$18.98
Dividends per share - annualized	$0.94	$0.94	$0.86	$0.86	$0.86
Closing dividend yield - annualized	4.4%	4.9%	4.6%	4.6%	4.5%

Dividends per Share
	03/31/13	12/31/12	09/30/12	06/30/12	03/31/12
Common Stock - BMR
Amount	$0.235	$0.235	$0.215	$0.215	$0.215
Declared	March 15, 2013	December 12, 2012	September 14, 2012	June 15, 2012	March 15, 2012
Record	March 28, 2013	December 31, 2012	September 28, 2012	June 29, 2012	March 30, 2012
Paid	April 15, 2013	January 15, 2013	October 15, 2012	July 16, 2012	April 16, 2012
Preferred Stock - BMR PrA (1)
Amount	—	$0.46094	$0.46094	$0.46094	$0.46094
Declared	—	December 12, 2012	September 14, 2012	June 15, 2012	March 15, 2012
Record	—	December 31, 2012	September 28, 2012	June 29, 2012	March 30, 2012
Paid	—	January 15, 2013	October 15, 2012	July 16, 2012	April 16, 2012

(1)	The Company voluntarily redeemed all shares of its Series A preferred stock on March 15, 2013, at a redemption price of $25.30217 per share (the sum of the $25.00 per share redemption price and a quarterly dividend of $0.46094 prorated through the redemption date).

MARKET SUMMARY

MARCH 31, 2013

		Current (1)			Expiration (2)
Market	Leased Square Feet	Annualized Base Rent	Percent of Annualized Base Rent	Annualized Base Rent per Leased Sq Ft	Annualized Base Rent	Percent of Annualized Base Rent	Annualized Base Rent per Leased Sq Ft
		(In thousands)			(In thousands)
Boston	2,965,467	$160,596	36.9%	$54.16	$171,762	34.4%	$57.92
Maryland	1,584,443	60,267	13.9%	38.04	75,326	15.1%	47.54
San Francisco	2,324,056	60,041	13.8%	25.83	68,063	13.6%	29.29
San Diego	1,778,114	58,659	13.5%	32.99	74,519	14.9%	41.91
New York / New Jersey	1,233,247	40,983	9.4%	33.23	51,179	10.3%	41.50
Pennsylvania	638,632	15,079	3.5%	23.61	15,902	3.2%	24.90
Seattle	270,707	12,407	2.9%	45.83	14,516	2.9%	53.62
University Related - Other	830,426	27,087	6.1%	32.62	27,752	5.6%	33.42

Total portfolio / weighted-average	11,625,092	$435,119	100.0%	$37.43	$499,019	100.0%	$42.93

	Percent Leased
Market	Total Operating Portfolio	Redevelopment (3)	Unconsolidated Partnership Portfolio (4)
Boston	97.6%	—	45.0%
Maryland	96.7%	61.4%	—
San Francisco	78.3%	—	—
San Diego	88.8%	—	100.0%
New York / New Jersey	85.2%	—	—
Pennsylvania	88.0%	—	—
Seattle	73.9%	—	—
University Related - Other	98.8%	—	—

Total portfolio (5)	89.1%	61.4%	56.4%

Total portfolio weighted-average leased % (6)	91.7%	42.9%	56.4%

(1)	Current annualized base rent is the monthly contractual rent as of the current quarter ended, or if rent has not yet commenced, the first monthly rent payment due at each rent commencement date, multiplied by 12 months.
(2)	Annualized base rent at expiration is the monthly contractual rent as of date of expiration of the applicable lease (not including any extension option(s)), multiplied by 12 months.
(3)	See page 24 for detail of the consolidated portfolio and page 34 for definitions of terms.
(4)	See page 26 for detail of the unconsolidated partnership portfolio.
(5)	Calculated based on leased square feet divided by total square feet.
(6)	Calculated based on gross book value for each asset multiplied by the percentage leased.

PROPERTY LISTING - CONSOLIDATED PORTFOLIO

MARCH 31, 2013

			Property		Rentable Square	Percent of Rentable	Leased Square	Percent Leased
	Property	Acquisition Date	Status (1)	Buildings	Feet	Sq Ft	Feet	3/31/13	12/31/12
	Boston
1	Albany Street	May 31, 2005	Stabilized	2	75,003	0.6%	75,003	100.0%	100.0%
2	320 Bent Street	December 14, 2011	Stabilized	1	195,198	1.5%	191,576	98.1%	98.1%
3	301 Binney Street	December 14, 2011	Stabilized	1	417,290	3.2%	403,381	96.7%	96.7%
4	301 Binney Street Garage	December 14, 2011	Stabilized	1	503 Stalls	n/a	503 Stalls	100.0%	100.0%
5	210 Broadway	February 9, 2012	Lease Up	1	64,812	0.5%	32,842	50.7%	50.7%
6	Center for Life Science | Boston	November 17, 2006	Stabilized	1	704,159	5.5%	696,331	98.9%	98.8%
7	Charles Street	April 7, 2006	Stabilized	1	47,912	0.4%	47,912	100.0%	100.0%
8	Coolidge Avenue	April 5, 2005	Lease Up	1	37,684	0.3%	29,431	78.1%	78.3%
9	21 Erie Street	May 31, 2005	Stabilized	1	48,627	0.4%	48,627	100.0%	100.0%
10	40 Erie Street	May 31, 2005	Stabilized	1	100,854	0.8%	100,854	100.0%	100.0%
11	47 Erie Street Parking Structure	May 31, 2005	Stabilized	1	447 Stalls	n/a	447 Stalls	100.0%	100.0%
12	Fresh Pond Research Park	April 5, 2005	Stabilized	6	90,702	0.7%	89,176	98.3%	98.3%
13	50 Hampshire Street	February 9, 2012	Stabilized	1	183,052	1.4%	183,052	100.0%	100.0%
14	60 Hampshire Street	February 9, 2012	Stabilized	1	39,014	0.3%	39,014	100.0%	100.0%
15	Kendall Crossing Apartments	December 14, 2011	Stabilized	1	37 Apts.	n/a	36 Apts.	96.6%	94.5%
16	500 Kendall Street (Kendall D)	May 31, 2005	Stabilized	1	349,325	2.7%	346,535	99.2%	99.2%
17	675 W. Kendall Street (Kendall A)	May 31, 2005	Stabilized	1	302,919	2.4%	302,919	100.0%	100.0%
18	Sidney Street	May 31, 2005	Stabilized	1	191,904	1.5%	191,904	100.0%	100.0%
19	Vassar Street	May 31, 2005	Stabilized	1	60,845	0.5%	60,845	100.0%	100.0%

	Total Boston			25	2,909,300	22.7%	2,839,402	97.6%	97.6%

	Maryland
20	Beckley Street	December 17, 2004	Stabilized	1	77,225	0.6%	77,225	100.0%	100.0%
21	9900 Belward Campus Drive	July 18, 2012	Lease Up	1	49,317	0.4%	36,550	74.1%	83.8%
22	9901 Belward Campus Drive	July 18, 2012	Stabilized	1	57,152	0.4%	57,110	99.9%	99.9%
23	9911 Belward Campus Drive	May 24, 2006	Stabilized	1	289,912	2.2%	289,912	100.0%	100.0%
24	9920 Belward Campus Drive	May 8, 2007	Stabilized	1	51,181	0.4%	51,181	100.0%	100.0%
25	9704 Medical Center Drive	May 3, 2010	Stabilized	1	122,600	1.0%	122,600	100.0%	100.0%
26	9708-9714 Medical Center Drive	May 3, 2010	Redevelopment	3	92,124	0.7%	16,067	17.4%	17.4%
27	1701 / 1711 Research Boulevard	May 9, 2011	Redevelopment	1	104,743	0.8%	104,743	100.0%	100.0%
28	Shady Grove Road	May 24, 2006	Stabilized	4	635,058	4.9%	635,058	100.0%	100.0%
29	Tributary Street	December 17, 2004	Stabilized	1	91,592	0.7%	91,592	100.0%	100.0%
30	50 West Watkins Mill Road	May 7, 2010	Lease Up	1	57,410	0.4%	20,000	34.8%	34.8%
31	55 / 65 West Watkins Mill Road	February 23, 2010	Stabilized	2	82,405	0.6%	82,405	100.0%	100.0%

	Total Maryland			18	1,710,719	13.1%	1,584,443	92.6%	92.9%

	San Francisco
32	Ardentech Court	November 18, 2004	Stabilized	1	55,588	0.4%	55,588	100.0%	100.0%
33	Ardenwood Venture (2)	June 14, 2006	Lease Up	1	72,500	0.6%	60,339	83.2%	83.2%
34	Bayshore Boulevard	August 17, 2004	Stabilized	3	183,344	1.4%	183,344	100.0%	100.0%
35	Bridgeview Technology Park I	September 10, 2004	Lease Up	2	201,567	1.6%	125,144	62.1%	87.6%
36	Bridgeview Technology Park II	March 16, 2005	Lease Up	1	50,400	0.4%	28,714	57.0%	57.0%
37	550 Broadway Street	April 27, 2012	Stabilized	1	71,239	0.6%	71,239	100.0%	100.0%
38	Dumbarton Circle	May 27, 2005	Lease Up	1	44,000	0.3%	—	—	100.0%
39	Gateway Business Park	October 26, 2010	Lease Up	4	176,503	1.4%	145,056	82.2%	91.0%
40	Industrial Road	August 17, 2004	Stabilized	1	175,144	1.4%	175,144	100.0%	100.0%
41	Kaiser Drive	August 25, 2005	Lease Up	1	87,953	0.7%	49,915	56.8%	56.8%
42	Pacific Industrial Center	July 11, 2006	Lease Up	1	305,026	2.4%	219,255	71.9%	71.9%
43	Pacific Research Center North	July 11, 2006	Lease Up	6	661,245	5.1%	486,238	73.5%	66.1%
44	Pacific Research Center South	July 11, 2006	Lease Up	3	423,246	3.3%	263,543	62.3%	62.3%
45	Science Center at Oyster Point	October 26, 2010	Stabilized	2	204,887	1.6%	204,887	100.0%	100.0%
46	Woodside Technology Park	February 28, 2013	Stabilized	3	255,650	2.0%	255,650	100.0%	n/a

	Total San Francisco			31	2,968,292	23.2%	2,324,056	78.3%	78.5%

	San Diego
47	Balboa Avenue	August 13, 2004	Stabilized	1	35,344	0.3%	35,344	100.0%	100.0%
48	Bernardo Center Drive	August 13, 2004	Stabilized	1	61,286	0.5%	61,286	100.0%	100.0%
49	Coast 9	October 15, 2010	Lease Up	8	164,074	1.3%	127,468	77.7%	75.3%
50	4570 Executive Drive	September 17, 2010	Lease Up	1	125,219	1.0%	106,757	85.3%	85.3%
51	Faraday Avenue	September 19, 2005	Stabilized	1	28,704	0.2%	28,704	100.0%	100.0%
	San Diego (Continued)
52	Gazelle Court	March 30, 2010	Stabilized	1	176,000	1.4%	176,000	100.0%	100.0%

PROPERTY LISTING - CONSOLIDATED PORTFOLIO

MARCH 31, 2013

			Property		Rentable Square	Percent of Rentable	Leased Square	Percent Leased
	Property	Acquisition Date	Status (1)	Buildings	Feet	Sq Ft	Feet	3/31/13	12/31/12
53	3525 John Hopkins Court	December 28, 2010	Stabilized	1	48,306	0.4%	48,306	100.0%	100.0%
54	3545-3575 John Hopkins Court	August 16, 2006	Lease Up	1	72,192	0.6%	61,173	84.7%	84.6%
55	6114-6154 Nancy Ridge Drive	May 2, 2007	Stabilized	3	196,557	1.5%	196,557	100.0%	100.0%
56	6122-6126 Nancy Ridge Drive	April 25, 2012	Stabilized	1	68,000	0.5%	68,000	100.0%	100.0%
57	6828 Nancy Ridge Drive	April 21, 2005	Stabilized	1	42,138	0.3%	42,138	100.0%	100.0%
58	Pacific Center Boulevard	August 24, 2007	Stabilized	2	66,745	0.5%	66,745	100.0%	100.0%
59	Road to the Cure	December 14, 2006	Lease Up	1	67,998	0.5%	37,219	54.7%	54.7%
60	San Diego Science Center	October 21, 2004	Lease Up	1	105,364	0.8%	73,065	69.3%	72.9%
61	10240 Science Center Drive	September 23, 2010	Stabilized	1	49,347	0.4%	49,347	100.0%	100.0%
62	10255 Science Center Drive	September 24, 2004	Stabilized	1	53,740	0.4%	53,740	100.0%	100.0%
63	Sorrento Plaza	December 18, 2010	Stabilized	2	31,184	0.2%	31,184	100.0%	100.0%
64	Sorrento Valley Boulevard	December 7, 2006	Lease Up	1	54,924	0.4%	—	—	100.0%
65	11388 Sorrento Valley Road	September 10, 2010	Stabilized	1	35,940	0.3%	35,940	100.0%	100.0%
66	Summers Ridge	June 8, 2012	Stabilized	—	—	n/a	—	100.0%	100.0%
67	Torreyana Road	March 22, 2007	Stabilized	1	81,204	0.6%	81,204	100.0%	100.0%
68	9865 Towne Centre Drive	August 12, 2004	Stabilized	2	94,866	0.7%	94,866	100.0%	100.0%
69	9885 Towne Centre Drive	August 12, 2004	Stabilized	2	104,870	0.8%	104,870	100.0%	100.0%
70	Waples Street	March 1, 2005	Stabilized	1	50,055	0.4%	50,055	100.0%	100.0%
71	Wateridge Circle	November 1, 2011	Lease Up	3	106,490	0.8%	75,283	70.7%	77.5%

	Total San Diego			39	1,920,547	14.8%	1,705,251	88.8%	92.0%

	New York / New Jersey
72	Ardsley Park	June 23, 2011	Stabilized	5	160,500	1.2%	160,500	100.0%	100.0%
73	Graphics Drive	March 17, 2005	Lease Up	1	72,300	0.6%	46,386	64.2%	64.2%
74	Landmark at Eastview	August 12, 2004	Lease Up	5	804,496	6.1%	665,841	82.8%	79.2%
75	Landmark at Eastview II	August 12, 2004	Stabilized	3	360,520	2.8%	360,520	100.0%	100.0%
76	One Research Way	May 31, 2006	Lease Up	1	49,421	0.4%	—	—	—

	Total New York / New Jersey			15	1,447,237	11.1%	1,233,247	85.2%	83.3%

	Pennsylvania
77	Eisenhower Road	August 13, 2004	Stabilized	1	27,750	0.2%	27,750	100.0%	100.0%
78	George Patterson Boulevard	October 28, 2005	Stabilized	1	71,500	0.6%	71,500	100.0%	100.0%
79	King of Prussia	August 11, 2004	Stabilized	5	374,387	2.9%	374,387	100.0%	100.0%
80	Phoenixville Pike	May 5, 2005	Lease Up	1	104,400	0.8%	90,518	86.7%	86.7%
81	Spring Mill Drive	July 20, 2006	Lease Up	1	76,561	0.6%	63,184	82.5%	100.0%
82	900 Uniqema Boulevard	January 13, 2006	Stabilized	1	11,293	0.1%	11,293	100.0%	100.0%
83	1000 Uniqema Boulevard	September 30, 2005	Lease Up	1	59,821	0.5%	—	—	—

	Total Pennsylvania			11	725,712	5.7%	638,632	88.0%	89.8%

	Seattle
84	Elliott Avenue	August 24, 2004	Lease Up	1	151,194	1.2%	90,222	59.7%	59.7%
85	530 Fairview Avenue	January 12, 2006	Stabilized	1	96,305	0.7%	96,305	100.0%	100.0%
86	Monte Villa Parkway	August 17, 2004	Lease Up	1	51,000	0.4%	30,167	59.2%	37.5%
87	217th Place	November 21, 2006	Lease Up	1	67,799	0.5%	54,013	79.7%	62.9%

	Total Seattle			4	366,298	2.8%	270,707	73.9%	67.8%

	University Related - Other
88	Granta Park	June 12, 2012	Stabilized	11	472,234	3.7%	469,686	99.5%	99.5%
89	Paramount Parkway	July 20, 2010	Stabilized	1	61,603	0.5%	61,603	100.0%	100.0%
90	Patriot Drive	December 17, 2010	Lease Up	1	48,394	0.4%	40,541	83.8%	82.0%
91	Trade Centre Avenue	August 9, 2006	Stabilized	2	78,023	0.6%	78,023	100.0%	100.0%
92	Walnut Street	July 7, 2006	Stabilized	4	149,984	1.2%	149,984	100.0%	100.0%
93	Weston Parkway	December 17, 2010	Stabilized	1	30,589	0.2%	30,589	100.0%	100.0%

	Total University Related - Other			20	840,827	6.6%	830,426	98.8%	98.7%

	Total			163	12,888,932	100.0%	11,426,164	88.7%	89.1%

(1)	For a definition of Property Status, see page 35.
(2)	The Company owns 87.5% of the limited liability company that owns the Ardenwood Venture property.

REDEVELOPMENT, PRE-DEVELOPMENT AND OTHER CAPITAL IMPROVEMENTS

MARCH 31, 2013

(Dollars in thousands)

Property	Market	Rentable Square Feet	Percent Leased	Investment to Date (1)	Estimated Total Investment (2)	Estimated In-Service Date (3)
Redevelopment:
9708-9714 Medical Center Drive	Maryland	92,124	17.4%	$29,500	$29,500	In-Service
1701 / 1711 Research Blvd	Maryland	104,743	100.0%	13,300	28,200	Q1 2014

Total / weighted-average		196,867	61.4%	$42,800	$57,700
Other Capital Improvements (4)				$65,200
Pre-Development:
Eccles Avenue	San Francisco	260,000	—	$29,600
4775 / 4785 Executive Drive	San Diego	275,000	—	30,000
500 Fairview Avenue	Seattle	108,000	—	1,000
800 / 1000 Gateway Business Park	San Francisco	400,000	—	45,800
450 Kendall Street (Kendall G)	Boston	53,000	—	10,300

Total / weighted-average		1,096,000	—	$116,700

Total				$224,700

Additional Development Potential:	Estimated			Capitalized Interest
	Developable			3 Mo. Ended
Market	Square Feet			3/31/13 (5)
Boston	50,000			Redevelopment		$611
Maryland	674,000			Other Capital Improvements (4)		755
San Francisco	1,334,000			Pre-Development		1,474

New York / New Jersey	964,000			Total		$2,840

Pennsylvania	103,000
Seattle	40,000
University Related - Other	138,000

Total	3,303,000
Total Development Potential

(including Pre-Development)	4,399,000

(1)	Includes amounts paid for acquiring the property, landlord improvements and tenant improvement allowances, but for Redevelopment properties excludes any amounts accrued, and payroll, interest or operating expenses capitalized, through March 31, 2013.
(2)	Excludes costs associated with speculative leasing.
(3)	Management’s estimate of the time in which construction is substantially completed. A project is considered substantially complete and held available for occupancy upon the completion of tenant improvements, but no later than one year from cessation of major construction activity.
(4)	Includes improvements on operating properties, including major tenant improvement projects on properties which are not considered to be in Redevelopment or Pre-development during the three months ended March 31, 2013.
(5)	Interest was capitalized at an average rate of 5.20% during the three months ended March 31, 2013.

CAPITAL EXPENDITURES

MARCH 31, 2013

(In thousands)

	Three Months Ended
	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12

Development / Pre-Development	$3,241	$1,832	$1,540	$1,582	$443
Redevelopment	1,395	1,411	2,429	8,117	11,006
Tenant improvements - first generation (1)	13,933	11,831	19,727	17,184	15,083
Recurring capital expenditures and second generation tenant improvements (1) (2)	9,795	5,738	2,739	1,716	4,629
Other capital	10,886	7,853	4,067	9,034	10,909

Total capital expenditures	$39,250	$28,665	$30,502	$37,633	$42,070

(1)	For definitions of first and second generation leases, see page 35.
(2)	Includes revenue enhancing and non-revenue enhancing recurring capital expenditures. For a definition of recurring capital expenditures, see page 35.

PROPERTY LISTING - UNCONSOLIDATED PARTNERSHIPS

MARCH 31, 2013

(Dollars in thousands)

				Rentable	Leased
		Property		Square	Square	Percent Leased
Property	Acquisition Date	Status (1)	Buildings	Feet	Feet	3/31/13	12/31/12	Market
McKellar Court
McKellar Court	September 30, 2004	Stabilized	1	72,863	72,863	100.0%	100.0%	San Diego
PREI
650 E. Kendall Street (Kendall B)	April 4, 2007	Lease Up	1	280,000	126,065	45.0%	45.0%	Boston
350 E. Kendall Street Garage (Kendall F)	April 4, 2007	Stabilized	1	1,409 Stalls	1,409 Stalls	100.0%	100.0%	Boston

	McKellar Court (2)	PREI	Total
Total assets	$13,976	$251,821	$265,797
Total debt (3)	10,280	138,975	149,255
Current annualized base rent	1,958	6,884	8,842
BioMed’s net investment in unconsolidated partnerships	$12,146	$19,972	$32,118
BioMed’s pro rata share of debt	—	27,795	27,795
BioMed ownership percentage	22%	20%	20%

(1)	For a definition of Property Status, see page 35.
(2)	The Company owns a general partnership interest in the limited partnership that owns this property, which entitles it to 75% of the gains upon a sale of the property and 22% of the operating cash flows.
(3)	McKellar Court’s debt is payable to BioMed Realty, L.P. and is included in investments in unconsolidated partnerships on the Company’s consolidated balance sheet.

LEASE EXPIRATIONS

MARCH 31, 2013

The weighted-average remaining lease term is 7.4 years for the total portfolio.

			Current (1)			Expiration (2)
Expiration	Leased Square Feet	Percent of Leased Square Feet	Annualized Base Rent	Percent of Annualized Base Rent	Annualized Base Rent per Leased Square Feet	Annualized Base Rent	Percent of Annualized Base Rent	Annualized Base Rent per Leased Square Feet
			(In thousands)			(In thousands)
Month-to-month	19,633	0.2%	$148	—	$7.54	$148	—	$7.54
Second quarter 2013	110,834	1.0%	3,262	0.7%	29.43	3,286	0.7%	29.65
Third quarter 2013	133,745	1.2%	4,808	1.1%	35.95	4,824	1.0%	36.07
Fourth quarter 2013	72,028	0.6%	1,619	0.4%	22.48	2,518	0.5%	34.96

2013	316,607	2.8%	9,689	2.2%	30.60	10,628	2.2%	33.57
2014	723,619	6.2%	20,365	4.7%	28.14	20,585	4.1%	28.45
2015	611,957	5.3%	22,732	5.2%	37.15	23,774	4.8%	38.85
2016	1,067,367	9.2%	38,815	8.9%	36.37	41,154	8.2%	38.56
2017	492,096	4.2%	14,633	3.4%	29.74	16,305	3.3%	33.13
2018	1,737,460	14.9%	72,038	16.6%	41.46	79,019	15.8%	45.48
2019	600,955	5.2%	18,457	4.2%	30.71	20,610	4.1%	34.30
2020	797,026	6.9%	31,558	7.3%	39.59	31,251	6.3%	39.21
2021	659,538	5.7%	18,324	4.2%	27.78	21,033	4.2%	31.89
2022	719,395	6.2%	17,858	4.1%	24.82	22,441	4.5%	31.19
Thereafter	3,879,439	33.2%	170,502	39.2%	43.95	212,071	42.5%	54.67

Total / weighted-average	11,625,092	100.0%	$435,119	100.0%	$37.43	$499,019	100.0%	$42.93

(1)	Current annualized base rent is the monthly contractual rent as of the current quarter ended, or if rent has not yet commenced, the first monthly rent payment due at each rent commencement date, multiplied by 12 months.
(2)	Annualized base rent at expiration is the monthly contractual rent as of the date of expiration of the applicable lease (not including any extension option(s)), multiplied by 12 months.

EXPIRATIONS BY MARKET

MARCH 31, 2013

	Leased Square Feet
Expiration	Boston	Maryland	San Francisco	San Diego	NY/NJ	Pennsylvania	Seattle	University/Other	Total
Month-to-month	—	—	—	7,657	11,976	—	—	—	19,633
2013	99,154	6,955	42,887	101,294	10,928	48,326	5,565	1,498	316,607
2014	28,019	67,946	136,769	69,398	—	407,961	11,385	2,141	723,619
2015	147,720	7,546	91,568	282,673	—	44,382	—	38,068	611,957
2016	311,506	4,721	282,616	39,661	40,613	31,166	36,885	320,199	1,067,367
2017	104,243	95,747	119,923	95,674	65,119	—	11,390	—	492,096
2018	1,135,652	14,914	171,584	332,621	24,944	—	42,628	15,117	1,737,460
2019	23,115	186,550	133,571	81,204	—	—	49,664	126,851	600,955
2020	367,010	130,846	49,915	72,863	39,958	—	—	136,434	797,026
2021	16,634	39,505	230,311	8,365	132,933	71,500	—	160,290	659,538
2022	42,385	—	596,482	17,707	27,524	35,297	—	—	719,395
Thereafter	690,029	1,029,713	468,430	668,997	879,252	—	113,190	29,828	3,879,439

Total	2,965,467	1,584,443	2,324,056	1,778,114	1,233,247	638,632	270,707	830,426	11,625,092

10 LARGEST TENANTS

MARCH 31, 2013

BioMed’s properties were leased to 213 tenants.

	Tenant	Leased Square Feet	Percent of Leased Sq Ft	Annualized Base Rent Current (1) (In thousands)	Annualized Base Rent per Leased Sq Ft Current	Percent of Annualized Base Rent Current Total Portfolio	Lease Expiration
1	GlaxoSmithKline plc (2)	924,970	8.0%	$44,483	$48.09	10.2%	June 2026
2	Vertex Pharmaceuticals Incorporated (3)	685,286	5.9%	34,845	50.85	8.0%	Multiple
3	Regeneron Pharmaceuticals, Inc. (4)	673,045	5.8%	26,545	39.44	6.1%	July 2024
4	Beth Israel Deaconess Medical Center, Inc.	362,364	3.1%	25,543	70.49	5.9%	July 2023
5	Sanofi (5)	418,003	3.6%	19,471	46.58	4.5%	Multiple
6	Elan Pharmaceuticals, Inc. (6)	259,985	2.2%	15,659	60.23	3.6%	Multiple
7	Ironwood Pharmaceuticals, Inc.	303,259	2.6%	15,302	50.46	3.5%	February 2018
8	Children’s Hospital Corporation (7)	200,081	1.7%	13,853	69.24	3.2%	May 2023
9	Merck & Co., Inc. (8)	175,893	1.5%	9,358	53.20	2.2%	Multiple
10	Janssen Biotech, Inc. (Johnson & Johnson)	374,387	3.2%	9,002	24.04	2.1%	April 2014

	Total / weighted-average (9)	4,377,273	37.6%	$214,061	$48.90	49.3%

(1)	Based on current annualized base rent. Current annualized base rent is the monthly contractual rent as of the current quarter ended, or if rent has not yet commenced, the first monthly rent payment due at each rent commencement date, multiplied by 12 months.
(2)	The Company’s tenant is Human Genome Sciences (HGS), a wholly owned subsidiary of GlaxoSmithKline plc (GSK).
(3)	81,204 square feet are leased with a subsidiary of Vertex Pharmaceuticals Incorporated. 292,758 square feet expire January 2016, 20,608 square feet expire May 2017, 290,716 square feet expire May 2018 and 81,204 square feet expire January 2019.
(4)	Subsequent to quarter end, the Company entered into a build-to-suit transaction to construct two new buildings pre-leased to Regeneron for a 15 year term totaling approximately 297,000 square feet at Landmark at Eastview, and extended Regeneron’s lease for 360,520 square feet which will expire July 2029.
(5)	343,000 square feet expire August 2018 and 75,003 square feet expire October 2018.
(6)	88,999 square feet expire April 2013, 115,888 square feet expire May 2013 and 55,098 square feet expire December 2014. The Company has pre-leased 204,887 square feet through March 2028.
(7)	This tenant guarantees rent on 49,866 square feet leased at the Center for Life Science| Boston.
(8)	This tenant guarantees rent on 30,589 square feet leased at Weston Parkway. 145,304 square feet expire September 2013 and 30,589 square feet expire January 2016.
(9)	Without regard to any early lease terminations and/or renewal options.

SAME PROPERTY ANALYSIS

MARCH 31, 2013

(Dollars in thousands)

	Three Months Ended
	3/31/13	3/31/12	Percent Change
Total Same Property Portfolio (1)
Rentable square feet	11,623,958	11,623,958
Percent of total portfolio	87.8%	93.7%
Percent leased	87.2%	84.1%
Revenues:
Rental	$92,963	$88,931	4.5%
Tenant recoveries	32,639	29,487	10.7%

Total revenues	125,602	118,418	6.1%
Expenses:
Rental operations	38,439	35,830	7.3%

Same property net operating income (2)	$87,163	$82,588	5.5%

Less straight line rents, fair-value lease revenue, lease incentive revenue, and bad debt expense	(2,926)	(1,194)	145.1%

Same property net operating income - cash basis (2) (3)	$84,237	$81,394	3.5%

Rental revenue - cash basis (3)	$88,796	$87,102	1.9%

(1)	The same property portfolio includes properties in the total portfolio that were stabilized or in lease up throughout the full quarter in both the current year and the prior year.
(2)	For a definition and discussion of net operating income, see page 34. For a quantitative reconciliation of net operating income to net income in accordance with GAAP, see page 15.
(3)	Represents rents on a “cash-on-cash” basis.
(4)	Compared to the same period in the prior year.

ACQUISITIONS

MARCH 31, 2013

Acquisitions Detail for 2013:	Market	Closing Date	Rentable Square Feet (1)	Investment	Percent Leased at Acquisition

Property
				(In thousands)
First Quarter 2013
Woodside Technology Park	San Francisco	February 28, 2013	255,650	$87,000	100.0%
The Campus at Lincoln Centre (2)	San Francisco	March 20, 2013	—	37,000	n/a

First quarter total			255,650	$124,000	100.0%

Total 2013 Acquisitions			255,650	$124,000	100.0%

(1)	Rentable square feet at the time of acquisition or disposition.
(2)	Includes approximately 280,000 square feet of potential development.

LEASING ACTIVITY (1)

MARCH 31, 2013

	Leased Square Feet	Current Annualized Base Rent per Leased Sq Ft	Pre-Leased Square Feet	Current Annualized Base Rent per Pre-Leased Sq Ft
Leased Square Feet as of December 31, 2012	11,549,607		71,011
Acquisitions	255,650	$22.15
Expirations	(454,620)	38.78
Terminations	(51,472)	7.52
Pre-leased delivery	70,865	26.43	(70,865)	$26.43
Renewals, amendments, and extensions	164,004	28.59
New leases - 1st generation (2)	65,779	17.02	—	—
New leases - 2nd generation (2)	25,279	27.60	328,673	40.72

Leased Square Feet as of March 31, 2013	11,625,092		328,819

	Three Months Ended
Leased Square Feet	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12
Renewals, amendments, and extensions	164,004	368,299	176,655	87,383	70,894
New leases	419,731	256,576	190,705	263,432	395,365

Gross Leasing Activity	583,735	624,875	367,360	350,815	466,259

Net Absorption	(180,165)	144,516	115,493	186,911	210,313

(1)	Leasing activity for leases signed during the periods presented, which may be different than the period of actual occupancy.
(2)	For definitions of first and second generation leases, see page 35.

TENANT IMPROVEMENTS, LEASING COMMISSIONS AND TENANT CONCESSIONS

MARCH 31, 2013

	Three Months Ended
	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12
Renewals, Amendments, and Extensions (1)
Number of renewals	13	17	6	7	6
Square feet	164,004	368,299	176,655	87,383	70,894
Tenant improvement costs per square foot (2)	$15.21	$1.23	$21.68	$0.17	$10.31
Leasing commission costs per square foot (2)	0.58	3.54	6.23	1.15	2.99
Tenant concession costs per square foot (2) (3)	2.88	17.01	2.60	0.24	7.99

Total tenant improvement, leasing commission, and tenant concession costs psf	$18.67	$21.78	$30.51	$1.56	$21.29

New Leases - 1st Generation (4)
Number of leases	7	5	8	8	8
Square feet	65,779	149,987	100,992	219,552	319,947
Tenant improvement costs per square foot (2)	$39.46	$61.97	$1.14	$118.40	$18.98
Leasing commission costs per square foot (2)	7.99	7.25	7.77	17.19	7.84
Tenant concession costs per square foot (2) (3)	4.99	22.00	4.93	4.28	29.22

Total tenant improvement, leasing commission, and tenant concession costs psf	$52.44	$91.22	$13.84	$139.87	$56.04

New Leases - 2nd Generation (4)
Number of leases	9	8	8	8	8
Square feet	353,952	106,589	89,713	43,880	75,418
Tenant improvement costs per square foot (2)	$26.03	$16.86	$46.58	$7.93	$27.22
Leasing commission costs per square foot (2)	15.90	8.99	7.48	5.62	2.78
Tenant concession costs per square foot (2) (3)	3.51	10.15	1.55	7.16	4.22

Total tenant improvement, leasing commission, and tenant concession costs psf	$45.44	$36.00	$55.61	$20.71	$34.22

Total
Number of renewals/leases	29	30	22	23	22
Square feet	583,735	624,875	367,360	350,815	466,259
Tenant improvement costs per square foot (2)	$24.50	$18.47	$22.42	$75.14	$19.00
Leasing commission costs per square foot (2)	10.70	5.36	6.96	11.74	6.29
Tenant concession costs per square foot (2) (3)	3.50	17.04	2.97	3.64	21.95

Total tenant improvement, leasing commission, and tenant concession costs psf	$38.70	$40.87	$32.35	$90.52	$47.24

(1)	Does not include retained tenants that have relocated to new space or expanded into new space.
(2)	Based on management estimates. Assumes all tenant improvement, leasing commission, and tenant concession costs are paid in the calendar year in which the lease is executed, which may be different than the year in which they are actually paid.
(3)	Includes both rent concessions due to free or discounted rent periods and lease incentives paid to tenants.
(4)	Includes pre-leasing activity and retained tenants that have relocated to new space or expanded into new space within the Company’s portfolio. For definitions of first and second generation leases, see page 35.

NON-GAAP FINANCIAL MEASURE DEFINITIONS

MARCH 31, 2013

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. Our definition and calculation of non-GAAP financial measures may differ from those of other REITs, and therefore, may not be comparable. The non-GAAP measures should not be considered an alternative to net income as an indicator of our performance and should be considered only a supplement to cash flows from operating, investing or financing activities as a measure of liquidity, computed in accordance with GAAP.

FFO, CFFO and AFFO

We present funds from operations, or FFO, FFO excluding acquisition-related expenses, or CFFO, and adjusted funds from operations, or AFFO, available to common shares and OP units because we consider them to be important supplemental measures of our operating performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO, CFFO and AFFO when reporting their results.

FFO, CFFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO, CFFO and AFFO exclude depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, they provide performance measures that, when compared year over year, reflect the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable property, impairment charges on depreciable real estate, real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures.

We calculate CFFO by adding acquisition-related expenses to FFO. We calculate AFFO by adding to CFFO: (a) non-cash revenues and expenses, (b) recurring capital expenditures and second generation tenant improvements and (c) leasing commissions.

Our computations may differ from the methodologies for calculating FFO, CFFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO, CFFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO, CFFO and AFFO should not be considered alternatives to net income/(loss) (computed in accordance with GAAP) as indicators of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as indicators of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO, CFFO and AFFO should be considered only as supplements to net income computed in accordance with GAAP as measures of our operations.

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA), Adjusted EBITDA and Pro Forma Adjusted EBITDA

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We calculate Adjusted EBITDA by adding to EBITDA: (a) noncontrolling interests in our operating partnership, (b) impairments, (c) dividends payable on and cost on redemption of our series A preferred stock, (d) non-cash adjustments for securities, (e) gains or losses from sales of real estate and (f) acquisition-related expenses. Management uses EBITDA and Adjusted EBITDA as indicators of our ability to incur and service debt. In addition, we consider EBITDA and Adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility is limited. We calculate Pro Forma Adjusted EBITDA by subtracting the lease termination fee related to the Elan Corporation lease termination at our Science Center at Oyster Point property in 2013.

Coverage Ratios

We present interest and fixed charge ratios as supplemental liquidity measures. Management uses these ratios as indicators of our financial flexibility to service current interest expense and debt amortization from current cash net operating income. In addition, we believe that these coverage ratios represent common metrics used by securities analysts, investors and other interested parties to evaluate our ability to service fixed cash payments. However, because these ratios are derived from adjusted EBITDA, their utility is limited by the same factors that limit the usefulness of adjusted EBITDA as a liquidity measure.

Net Operating Income (NOI)

We use net operating income, or NOI, as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. We compute NOI by adding or subtracting certain items from net income, noncontrolling interest in the operating partnership, gains/losses from investment in unconsolidated partnerships, interest expense, interest income, depreciation and amortization and general and administrative expenses. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions.

DEFINITIONS

MARCH 31, 2013

Property Status

Stabilized

Represents operating properties that are more than 90% leased.

Lease up

Represents operating properties that are less than 90% leased.

Redevelopment

Represents properties that we are currently preparing for their intended use, and accordingly are capitalizing interest and other costs as of the end of the quarter.

Pre-development

Represents development properties that are engaged in activities related to planning, entitlement or other preparations for future construction.

Development

Represents properties that we are currently developing through ground up construction.

Development Potential

Represents estimates of the additional rentable square footage that we could put into service if management made the strategic election to pursue additional development.

Lease Type

First Generation

Leases on space which, in management’s evaluation, require significant improvements to prepare or condition the premises for its intended purpose or enhance the value of the property. This generally includes capital expenditures for development, redevelopment or repositioning a property.

Second Generation

Leases which are not considered by management to be first generation leases.

Recurring Capital Expenditures

Recurring capital expenditures exclude (1) items associated with the expansion of a building or its improvements, (2) renovations to a building which change the underlying classification of the building, incurred to prepare or condition the premises for its intended purpose (for example, from office to laboratory) or (3) capital improvements that represent an addition to the property rather than the replacement of property, plant or equipment.